Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of August 21, 2017 (the “Effective Date”), is entered into between Asbury Automotive Group, Inc. a Delaware corporation (the “Company”) and David W. Hult (the “Executive”).
RECITALS

WHEREAS, the Company and the Executive are parties to that certain employment agreement dated October 23, 2014 (the “Employment Agreement”); and

WHEREAS, in connection with its executive succession planning process, the Board of Directors of the Company desires to appoint the Executive as President and Chief Executive Officer of the Company effective as of January 1, 2018 (the “Promotion Date”), subject to his continuous employment with the Company through the Promotion Date; and

WHEREAS, Asbury and Executive mutually desire to amend the Employment Agreement as set forth in this First Amendment to the Employment Agreement (the “Amendment”) to reflect such appointment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby amend the Employment Agreement effective as of the Promotion Date, subject to the Executive’s continuous employment with the Company through the Promotion Date, as follows:

Section 1(j)(iv) of the Employment Agreement is amended to replace the figure “700,000.00” with “$1,000,000.00”.

Section 2(a) of the Employment Agreement is amended and restated as follows:

(a)    Employment. Effective as of January 1, 2018 (the “Promotion Date”), the Company hereby employs Executive as President and Chief Executive Officer and Executive accepts such employment with the Company or any of its Affiliates in such capacity. Executive shall report to the Board of Directors and shall have such authority and responsibilities and perform such duties as shall be reasonably be assigned to Executive from time to time by the Board of Directors.

Section 3(a) of the Employment Agreement is amended and restated as follows:

(a)Base Salary. In consideration for Executive's services hereunder, during the Term and beginning on the Promotion Date, the Company shall pay to Executive an annual base salary (the “Base Salary”) in the amount of $1,000,000.00. Executive's annual base salary shall be reviewed periodically by the Company and may be increased from time to time. The Company shall pay the annual base salary in accordance with the normal payroll payment practices of the Company and subject to such deductions and withholdings as law or policies of the Company require.

Section 3(b) of the Employment Agreement is amended and restated as follows:

(b)Bonus. In addition to the annual base salary payable under Section 3(a) hereof, during the Term and beginning following the Promotion Date, Executive shall be entitled to discretionary annual bonuses targeted at 125% ($1,250,000.00) of Executive's annual base salary (the “Target Annual Bonus”). The actual amount of bonus paid annually will be determined by the Compensation Committee based on its evaluation of Executive's performance using reasonable performance objectives determined by the Compensation Committee. To the extent earned, the annual bonus, or any portion thereof, will be paid on the date on which annual bonuses are paid generally to the Company's senior executives, but in no event following the later of (i) the fifteenth (15th) day of the third (3rd) month following the close of the Company's fiscal year in which the annual bonus is earned or (ii) March 15th of the calendar year following the calendar year in which the annual bonus is earned (in either case, the “Bonus Payment Date”).

Section 3(c) of the Employment Agreement is amended and restated as follows:

(c)     Equity-Based Compensation. During the Term and beginning following the Promotion Date, Executive shall be eligible for annual grants of equity or other long-term incentive awards, taking into account performance and other factors as determined by the Compensation Committee in its sole discretion,

2.    Incorporation into Employment Agreement. This Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement effective as of the Promotion Date subject to the Executive’s continuous employment with the Company through the Promotion Date.

3.     Employment Agreement Prior to Amendment. Until the Promotion Date, all terms and conditions of the Employment Agreement shall remain in full force and effect unmodified by this Amendment.

4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

EXECUTIVE:		ASBURY AUTOMOTIVE GROUP, INC.

/s/ David W. Hult		/s/ Jed C. Milstein
Name:	David W. Hult	Name:	Jed C. Milstein
		Title:	Vice President, Chief Human Resources Officer